Consent of Counsel

I consent to the inclusion of the reference to my opinion under Kansas law under the caption "Legal Matters" in the Prospectus included in Post-Effective Amendment No. 31 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 002-89328) and Amendment No. 30 to the Registration Statement under the Investment Company Act of 1940 (Form N-4 No. 811-03957) for the Security Benefit Life Insurance Company Variflex Variable Annuity.


Amy J. Lee
Topeka, Kansas
April 27, 2007